Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of August 2, 2024, by and between MetAlert, Inc., a Nevada corporation (the “Company”), and Carl LaRue (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act; and

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, upon the terms and conditions set forth in this Agreement, a Senior Secured Convertible Promissory Note of the Company, in the aggregate principal amount of up to Three Hundred Forty-Five Dollars ($345,000.00) (the “Principal Amount”), including $45,000.00 of Original Issue Discount (“OID”), and together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A (the “Note”), upon the terms and subject to the limitations and conditions set forth in such Note.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1. Amount and Terms of the Note.

1.1 Purchase of the Note. Subject to the terms of this Agreement, for consideration of up to Three Hundred Thousand Dollars ($300,000.00) in cash (the “Consideration”) to be paid in one or more tranches by wire transfer to the account of the Company (each, a “Tranche”) with the first Tranche of $50,000 paid on the Issue Date (as defined in the Note), and the remainder pursuant to the terms described in the Note, the Purchaser agrees to subscribe for and purchase from the Company on the Closing Date (as defined below), and the Company agrees to issue and sell to the Purchaser the Note.

1.2 Form of Payment. At the Closing (as hereinafter defined), the Purchaser shall pay the Consideration as set forth in section 1.1 above.

2. Closing and Delivery.

2.1 Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note, pursuant to this Agreement (the “Closing Date”) shall be 10:00 a.m., Eastern Time, on the date first written above, or such other mutually agreed upon time.

2.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

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2.3 Delivery. At the Closing, the Purchaser shall deliver the Consideration to the Company and the Company shall deliver the Note to the Purchaser.

3. Representations and Warranties of the Company. Except as set forth in the corresponding section of the Disclosure Schedule delivered to the Purchaser concurrently herewith and attached hereto as Schedule I (the “Disclosure Schedule”) or as disclosed in the Disclosure Materials (as defined below), the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchaser:

3.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries (as defined below) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Subscription Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Subscription Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

3.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue the Note and the other instruments, documents and agreements being entered into at the Closing (each a “Subscription Document” and, collectively, the “Subscription Documents”) and to carry out and perform its obligations under the terms of the Subscription Documents.

In addition, the Company has all requisite corporate power to execute and deliver such common stock purchase warrants (the “Warrants”), in the form of Exhibit B attached hereto, as may be required under this Agreement.

3.3 Subsidiaries and Affiliates. Section 3.3 of the Disclosure Schedule sets forth a true and correct description of all of the Company’s Subsidiaries and Affiliates and the capitalization (including options, warrants and other such equity), pro forma as of the date hereof reflecting all pending acquisitions. For purposes of this Agreement, the term “Subsidiary” means, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Affiliates and the term “Affiliate” means, as to any person (the “Subject Person”), any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the Subject Person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, through representation on such person’s board of directors or other management committee or group, by contract or otherwise. All references contained herein to the terms Subsidiary or Affiliate, shall be applicable to all Subsidiaries and Affiliates whether they existed as of the date hereof or were created, acquired, or otherwise came to be included in the foregoing terms subsequent to the date hereof.

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3.4 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Subscription Documents and the execution, delivery and performance of all obligations of the Company under the Subscription Documents, including, but not limited to, the issuance and delivery of the Note, any Warrants and the reservation of the equity securities issuable upon the conversion and/or exercise thereof (collectively, the “Underlying Securities”) has been taken or will be taken prior to the issuance of such Underlying Securities. The Subscription Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Underlying Securities, when issued in compliance with the provisions of the Subscription Documents, will be validly issued, fully paid and non-assessable and free of any liens, encumbrances, security interests or other adverse claim (a “Lien”) and issued in compliance with all applicable federal and securities laws.

3.5 Governmental Consents. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Subscription Documents, other than (a) applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Note, (ii) the issuance of the Underlying Securities upon due conversion of the Note and (iii) the other transactions contemplated by the Subscription Documents from the provisions of any preemptive rights, stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws, or other organizational documentation, as the case may be, that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Note, any Warrants and the Underlying Securities (collectively, the “Securities”) and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Subscription Documents.

3.6 Compliance with Laws. Neither the Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company and its Subsidiaries.

3.7 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of any term of its organizational documents, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company. Except as set forth in Section 3.7 of the Disclosure Schedule or disclosed in SEC Reports (as defined herein), the execution, delivery and performance of the Subscription Documents, and the consummation of the transactions contemplated by the Subscription Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties. The sale of the Note and the subsequent issuance of the Underlying Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

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3.8 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

3.9 Capitalization. The Company has authorized shares as set forth in Section 3.9 of the Disclosure Schedule. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. Except for the Equity Interests and the Underlying Securities or as otherwise listed in Section 3.9 of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. Except as set forth in Section 3.9 of the Disclosure Schedule or disclosed in SEC Reports (as defined herein), there are no price based anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Company to issue shares of common stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in Section 3.9 of the Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

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3.10 Regulatory Reports; Financial Statements. Except as set forth in Section 3.10 of the Disclosure Schedule, the Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedule to this Agreement, the “Disclosure Materials”). As of their respective dates, the Disclosure Materials complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, or the Alternative Reporting Standard as applicable, and none of the Disclosure Materials, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as indicated in Section 3.10 of the Disclosure Schedule or disclosed in SEC Reports (as defined herein), the financial statements of the Company included in the Disclosure Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission, with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.11 Material Changes. Since the date of the latest financial statements, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing the Company stock-based plans or agreements.

3.12 Litigation. Except as set forth in Section 3.12 of the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any Executive or Officer of the Company, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Subscription Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by governmental authority, or any litigation civil or otherwise, involving the Company or any current or former director or officer of the Company or its Subsidiaries.

3.13 Labor Relations. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

3.14 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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3.15 Title to Assets. Except as set forth in Section 3.15 of the Disclosure Schedule, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

3.16 Taxes.

(a) Except as otherwise itemized in Section 3.16 of the Disclosure Schedule, the Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect; all such filed tax returns are accurate in all material respects; the Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect; there are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid; the reserves for taxes, if any, reflected in the financial statements are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable); there have been no audits or examinations of any tax returns by any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal (a “Governmental Body”), and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated; no claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction; to the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns; and there are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b) Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c) The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4. The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d) No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

3.17 Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable.

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The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

3.18 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

3.19 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.20 Transactions with Affiliates and Employees. Except as disclosed in the Company’s unaudited financial statements or the Disclosure Materials, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

3.21 Brokers and Finders. Except as otherwise itemized in Section 3.21 of the Disclosure Schedule, no person will have, as a result of the transactions contemplated by the Subscription Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.22 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

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3.23 Solvency. The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

3.24 Foreign Corrupt Practices Act. None of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its Subsidiaries.

3.25 Disclosures. Neither the Company nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Purchaser in connection with the transactions contemplated by the Subscription Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.26 Transfer Agent. The Company represents and warrants that it will not replace its transfer agents without Purchaser’s permission so long as the Note is outstanding. The Company acknowledges that this is extremely material to the Note and the investment is made based on the assumption that this will not happen.

3.27 Shell Company Status. Set forth in Schedule 3.27 of the Disclosure Schedule is the Company’s representation as to its “Shell Company” status under Rule 144.

3.28 Notice of Material Changes. The Company agrees and acknowledges that so long as any obligations of the Company under any of the Subscription Documents shall exist, it shall be obligated to provide Notice to the Purchaser in the event of a material change to any representation or disclosure in any of the Subscription Documents, including but not limited to, the disclosures on the Disclosure Schedule, and failure to provide such notice shall be a breach of this Agreement and an Event of Default under Section 4.1 of the Note.

4. Representations and Warranties of the Purchaser.

4.1 Purchase for Own Account. The Purchaser represents that it is acquiring the Note for its own account.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby:

(a) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note;

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(b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser; and

(c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.5 No Legal Disability. The Purchaser is under no legal disability with respect to the Purchaser’s entering into, and performing under, this Agreement. The Purchaser has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.6 No Regulatory Approval. The Purchaser understands that no state or federal authority has scrutinized this Agreement or the Note offered pursuant hereto, has made any finding or determination relating to the fairness for investment in the Note, or has recommended or endorsed the Note, and that the Note has not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Note may not, in whole or in part, be resold, transferred, assigned or otherwise disposed of unless it is registered under the Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.

4.7 Independent Advice. The Purchaser confirms that the Purchaser has been advised to consult with the Purchaser’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Purchaser acknowledges that Purchaser understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Purchaser acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Purchaser by reason of the subscription.

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4.8 Legends. The Purchaser understands that until such time as the Note and upon the conversion of the Note in accordance with its respective terms, the Underlying Securities, have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop- transfer order may be placed against transfer of the certificates for such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE PURCHASER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5. Further Agreements; Post-Closing Covenants.

5.1 Royalty. For purposes of this Section 5.1, the date on which Purchaser shall have delivered $150,000.00 under the Note is referred to as the “Partial Vesting Date”.

As further consideration for Purchaser’s entering into this Agreement, the Company agrees that it shall pay to Purchaser a royalty per unit of inventory (a “Unit”) sold (the “Royalty”), as follows:

(a) from the Issue Date (as defined in the Note) until the Partial Vesting Date, the Company shall accrue a Royalty in favor of Purchase of $5.00 per Unit and, within ten (10) business days from the Partial Vesting Date, the Company shall pay such accrued Royalty amount to Purchaser; and

(b) from and after the Partial Vesting Date, the Company shall pay a Royalty in favor of Purchaser of $5.00 per Unit; provided, however, that the Company’s obligation to pay a Royalty to Purchaser shall expire on the date that is six (6) months immediately following the date on which Purchaser shall have received Royalty payments equal to $345,000; provided, further, however, that, should Purchaser deliver less than all six (6) Tranches (the “Lesser Loan Amount”) contemplated in the Note, the Company’s obligation to pay a Royalty to Purchaser shall expire on the date that is six (6) months immediately following the date on which Purchaser shall have received Royalty payments equal to the Lesser Loan Amount.

Royalty amounts payable otherwise than pursuant to subparagraph (a) shall be payable to Purchaser on a calendar quarterly basis, within fifteen (15) days for the immediately preceding calendar quarter.

5.2 Ownership Dilution Protection. As further consideration for Purchaser’s entering into this Agreement, beginning on the Issue Date (as defined in the Note) and continuing through the date on which Purchaser shall have received payments equal to $345,000, either through cash repayments and/or conversions of the Note, (the “Anti-Dilution Period”), Purchaser shall be issued a (cashless) Warrant to purchase shares of Company common stock, as follows:

With respect to all shares of Company common stock issued as compensation (the “Compensation Shares”) to employees, consultants and/or advisors (each a “Relevant Person”) during the Anti-Dilution Period, Purchaser shall be issued a (cashless) Warrant to purchase a number of shares of Company common stock equal to twenty percent (20%) of the number of Compensation Shares issued to a Relevant Person.

By way of example only, should the Company issue 1,000,000 Compensation Shares to a Relevant Person during the Anti-Dilution Period, then the Company would issue a (cashless) Warrant to purchase 200,000 shares of Company common stock.

SECURITIES PURCHASE AGREEMENT | PAGE 10

5.3 Security Agreement. As further consideration for Purchaser’s entering into this Agreement, the Company and Purchaser shall have entered into a separate Security Agreement.

5.4 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the initial closing.

5.5 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under the Note. Notwithstanding any provision to the contrary contained in the Note, it is expressly agreed and provided that the total liability of the Company under the Note for payments which under Nevada law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Nevada law in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Nevada law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Note, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.6 Legal Counsel Opinions. Upon the request of the Purchaser from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s transfer agent and the Purchaser a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Underlying Securities by the Purchaser or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Underlying Securities are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Purchaser may (at the Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion. The Company shall not impede the removal by its stock transfer agent of the restricted legend from any common stock certificate upon receipt by the transfer agent of a Rule 144 Opinion Letter.

5.7 Listing. The Company will, for so long as the Purchaser owns any of the Securities, maintain the listing and trading of its common stock on its primary trading platform. The Company shall promptly provide to the Purchaser copies of any notices it receives regarding the continued eligibility of its common stock for listing on such quotation systems or exchanges.

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5.8 Confidentiality. The Purchaser agrees that the it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) the terms and conditions of this Agreement or any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.10 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 5.10; (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser notifies the Company within three (3) business days of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.9 Breach of Covenants. The Company acknowledges and agrees that if the Company breaches any covenants set forth in this Section, in addition to any other remedies available to the Purchaser pursuant to this Agreement, it will be considered an Event of Default under Section 4.1 of the Note.

5.11 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require within three (3) business days of any such request in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.12 Exchange Act Reporting. At all times during which the Purchase shall own any of the Securities, the Company shall maintain full compliance with the SEC reporting requirements under the Exchange Act.

6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b) The Purchaser shall have delivered the Consideration in accordance with Section 1.1.

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECURITIES PURCHASE AGREEMENT | PAGE 12

7. Conditions to the Purchaser’s Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Note, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Purchaser.

(b) The Company shall have delivered to the Purchaser the duly executed Note in such denominations as the Purchaser shall request and in accordance with Section 1.1.

(c) The Company shall have delivered executed Subscription Documents or such other instruments as contemplated by this Agreement.

(d) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(e) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations.

8. Miscellaneous.

8.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Nevada, without giving effect to conflicts of laws principles. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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8.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:	MetAlert, Inc.
117 West 9th Street, Suite 1214
Los Angeles, California 90015
Attention: Patrick Bertagna
E-mail: pbertagna@metalert.com

If to the Purchaser:	Carl LaRue
63825 Arrowhead Road
Cambridge, Ohio 43725
E-mail: carl.larue@live.com

8.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Purchaser. Any provision of the Note may be amended or waived by the written consent of the Company and the Purchaser.

8.7 Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; provided, however, that the Purchaser may retain certain amounts of the Consideration as described in the Note, to cover its expenses incurred in connection with this Agreement and the transactions contemplated hereby.

8.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Subscription Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

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8.9 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

8.10 Severability. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:		PURCHASER:

METALERT, INC.

By:	/s/ Patrick Bertangna	/s/ Carl LaRue
Name:	Patrick Bertagna	Carl LaRue
Title:	Chief Executive Officer

SECURITIES PURCHASE AGREEMENT | PAGE 15

SCHEDULE I

Disclosure Schedule

Section 3.3 Subsidiaries and Affiliates

Subsidiary:

Affiliate:

Section 3.7 Compliance with Other Instruments

No exception.

Section 3.9 Capitalization

Authorized Common Stock:

Authorized Preferred Stock:

Current Outstanding Shares:

Section 3.10 Financial Statements

No exception.

Section 3.12 Litigation

None.

Section 3.15 Title to Assets

No exception.

Section 3.16 Taxes

Section 3.21 Brokers and Finders

Section 3.27 Shell Company Status

The Company is not currently, and has not been for more than the past year, a Shell Company as defined in in paragraph (i)(1)(i) of Rule 144.

Section 7(f) Schedule of Liabilities and Lien Search Results

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EXHIBIT A

Form of Convertible Promissory Note

EXHIBIT B

Form of Warrant